UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HASHDEX NASDAQ CRYPTO INDEX US ETF

(Exact name of registrant as specified in its charter)

Delaware	33-2103856
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

19 West 44th Street, Suite 200 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest of Hashdex Nasdaq Crypto Index US ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-280990

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of beneficial interest (the “Shares”), of Hashdex Nasdaq Crypto Index US ETF (the “Trust”). An application for listing of the Shares of the Trust has been filed with and approved by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Trust’s preliminary prospectus, which is a part of the Registration Statement on Form S-1 (Registration No. 333-280990), filed with the Securities and Exchange Commission on or about January 30, 2025. Such description is incorporated by reference herein.

Item 2. Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 6, 2025	HASHDEX NASDAQ CRYPTO INDEX US ETF Hashdex Asset Management Ltd., as Sponsor of the Trust

	By:	/s/ Bruno Ramos de Sousa
	Name:	Bruno Ramos de Sousa
	Title:	Director of the Sponsor

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